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                                                                  Exhibit 10(c)

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated February 9, 2002 for Canada Life of America Variable Annuity Account 1 and March 12, 2002 for Canada Life Insurance Company of America in Post-Effective Amendment No. 20 to the Registration Statement and related Prospectus (Form N-4 Nos. 33-28889 and 811-5817) and related Prospectus of Canada Life of America Variable Annuity Account 1 dated September 12, 2002.




                                          /s/Ernst & Young LLP
                                          --------------------



Atlanta, Georgia
September 11, 2002